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                                                                    Exhibit 10.1


Busse Broadcasting Corporation
141 East Michigan Avenue, Suite 300
Kalamazoo, Michigan 49007
Phone 616-388-8019

Contact:
 Busse Broadcasting Corporation
     Lawrence A. Busse
     James C. Ryan
 Morgan Stanley & Co. Incorporated
     Mark S. Menell      212-761-7798
     Michael F. Wyatt    212-761-7286

                                                           FOR IMMEDIATE RELEASE
                                                       Friday, September 6, 1996


                   CONTROLLING STOCKHOLDERS SUSPEND EVALUATION
                  OF STRATEGIC TRANSACTIONS IN CONNECTION WITH
             THE POSSIBLE SALE OF BUSSE BROADCASTING CORPORATION





     KALAMAZOO, MICHIGAN, September 6, 1996 -- Busse Broadcasting Corporation (the "Company") today announced that it has been advised by its controlling stockholders that they have directed their financial advisor, Morgan Stanley & Co. Incorporated, to suspend the evaluation of strategic transactions in connection with the possible sale of the Company. Morgan Stanley & Co. Incorporated will continue to act as a financial advisor to the controlling stockholders in matters relating to the Company. The Company can make no assurance as to whether or when its controlling stockholders will resume evaluation of strategic transactions relating to the possible sale of the Company.

     The Company owns and operates KOLN/KGIN-TV, a CBS affiliate serving Lincoln and Grand Island, NE, WEAU-TV, a NBC affiliate serving Eau Claire and LaCrosse, WI, and Winnebago Color Press, a commercial printer, located in Menasha, WI.